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                                                                     EXHIBIT 3.2

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                              MATRIA MERGECO, INC.
                                  WITH AND INTO
                          MATRIA HOLDING COMPANY, INC.

                           Pursuant to Section 253 of
                     the General Corporation Law of Delaware

                                    * * * * *

      The undersigned corporation organized and existing under and by virtue of the laws of the State of Delaware,

DOES HEREBY CERTIFY:

      FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

       NAME                     STATE OF INCORPORATION
       ----                     ----------------------
Matria Holding Company, Inc.          Delaware
Matria Mergeco, Inc.                  Delaware

      SECOND: That Matria Holding Company, Inc., a Delaware corporation (the "Parent Corporation"), is the owner of 100% of the issued and outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), of Matria Mergeco, Inc., a Delaware corporation (the "Subsidiary"), having no class of outstanding stock other than the Common Stock.

      THIRD: That a merger of the Subsidiary with and into the Parent Corporation (the "Merger"), with the Parent Corporation as the surviving corporation of the Merger, was approved by the Board of Directors of the Parent Corporation, in accordance with the requirements of Section 253 of the Delaware General Corporation Law (the "DGCL"), at a meeting of the Board of Directors held on the 29th day of December, 2004, and a copy of the resolutions of the Board of Directors of the Parent Corporation adopted at such meeting is attached hereto as Exhibit A.

      FOURTH: That the surviving corporation of the Merger, which shall be a Delaware corporation, is "Matria Holding Company, Inc."

      FIFTH: That the Certificate of Incorporation of the Parent Corporation shall be the Certificate of Incorporation of the surviving corporation of the Merger; provided, however, that: Article I of the Certificate of Incorporation shall be amended so as to read in its entirety as follows:

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            "The name of the Corporation is Matria Healthcare, Inc. (the
      "Corporation")

      SIXTH: That this Certificate of Ownership and Merger is filed in accordance with Sections 253 and 103 of the DGCL and that the Merger shall become effective as of 12:01 AM on January 1, 2005.

                        [Signature Follows on Next Page]

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IN WITNESS WHEREOF, the Parent Corporation has caused this Certificate of
Ownership and Merger to be executed by its duly authorized representative this 31st day of December, 2004.

                                                 Matria Holding Company, Inc.

                                                 By:  /s/ Parker H. Petit
                                                      -------------------
                                                 Name:  Parker H. Petit
                                                 Its: President

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                                    EXHIBIT A

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                                BOARD RESOLUTIONS
                          MATRIA HOLDING COMPANY, INC.

                          ADOPTED ON DECEMBER 29, 2004

            WHEREAS, the Corporation deems it to be in the best interest of the Corporation and its stockholders to change its name to "Matria Healthcare, Inc." (the "Name Change");

            WHEREAS, in order to effectuate the Name Change, the Board of Directors of the Corporation has concluded that it would be in the best interests of the Corporation and its stockholders for the Corporation and Matria Mergeco, Inc. to merge, with the Corporation surviving the merger (the "Merger"), all pursuant to the terms and conditions set forth in that certain Plan of Merger in substantially the form of Exhibit A attached hereto (the "Merger Agreement");

                                   THE MERGER

            NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation hereby approves the Name Change, the Merger and adopts the Merger Agreement , and hereby authorizes and directs each and every officer of the Corporation, in the name and on behalf of the Corporation, to effect the Merger on or prior to January 1, 2005 (the "Effective Date") pursuant to the Merger Agreement, with such changes thereto as such officer or officers shall, in his or their sole discretion, determine to be necessary or appropriate, such determination, and the approval of this Board of Directors, to be evidenced conclusively by the execution and delivery thereof, and the consummation of the transactions contemplated thereby are approved in all respects;

            FURTHER RESOLVED, that the Board of Directors of the Corporation hereby authorizes and directs each and every officer of the Corporation, in the name and on behalf of the Corporation, to prepare, execute and file with the Secretary of State of the State of Delaware any and all certificates, instruments or documents necessary or appropriate to effect the Merger on or prior to the Effective Date in said jurisdiction, including, without limitation, a Certificate of Ownership and Merger in substantially the form of Exhibit B attached hereto, with such changes thereto as such officer or officers shall, in his or their sole discretion, determine to be necessary or appropriate, such determination, and the approval of this Board of Directors, to be evidenced conclusively by the execution and delivery thereof, and the consummation of the transactions contemplated thereby are approved in all respects; and

                                 FURTHER ACTIONS

      FURTHER RESOLVED, that the officers of the Corporation, and each of them, are hereby authorized and directed on behalf of the Corporation to do and perform or cause to be done and performed all such acts, deeds and things, and to make, execute and

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deliver, or cause to be made, executed and delivered, all such agreements, undertakings, certificates, documents, instruments and articles, in the name or on behalf of the Corporation, as each such person may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of each of the foregoing resolutions and to pay all expenses, fees and charges, as any such officer may deem necessary or desirable in order to effectuate each of the foregoing resolutions and to carry out fully the purpose and intent thereof; and

      FURTHER RESOLVED, that all actions taken by the officers and directors of the Corporation, or any of them, in connection with the foregoing resolutions through the date hereof, be and they hereby are, ratified and approved in all respects.

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                                    EXHIBIT A
                                 PLAN OF MERGER

                                 PLAN OF MERGER

      THIS PLAN OF MERGER (this " Plan") is made and entered into this 29th day of December, 2004, by and between MATRIA HOLDING COMPANY, INC., a Delaware corporation ("HOLDCO"), and MATRIA MERGECO, INC., a Delaware corporation and a wholly-owned subsidiary of HOLDCO ("Subsidiary").

                                  WITNESSETH:

      WHEREAS, HOLDCO is the owner of 100% of the issued and outstanding shares of capital stock of Subsidiary; and

      WHEREAS, the parties hereto desire to merge Subsidiary with and into HOLDCO upon the terms and subject to the conditions set forth herein (the "Merger");

      NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                                   THE MERGER

      1.1 THE MERGER. Subject to and in accordance with the terms and conditions set forth in this Plan, at the "Effective Time" (as defined in Section 1.3 hereof), Subsidiary shall be merged with and into HOLDCO, which shall be the surviving corporation in the Merger (the "Surviving Corporation"), and the separate existence of Subsidiary shall thereupon cease.

      1.2 CERTIFICATE OF OWNERSHIP AND MERGER. Contemporaneously with the execution of this Plan, HOLDCO shall execute and file a Certificate of Ownership and Merger with the Delaware Secretary of State (the "Certificate of Merger") in accordance with Section 253 of the Delaware General Corporation Law ("DGCL").

      1.3 EFFECTIVE TIME OF MERGER. The Merger shall become effective at 12:01 AM (Eastern Time) on January 1, 2005 (the "Effective Time").

      1.4 EFFECTS OF THE MERGER.

            (a) The Merger is intended to be treated as a tax free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

            (b) The Merger shall have the effects as set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject

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thereto, at the Effective Time, all the properties, rights, privileges, powers, and franchises of Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

            (c) The directors and officers of HOLDCO immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation, until their respective successors have been duly elected or appointed and qualified, or until their earlier death, resignation o r removal.

            (d) The Certificate of Incorporation of HOLDCO shall be the Certificate of Incorporation of the Surviving Corporation and the Bylaws of HOLDCO shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by applicable law; provided, however, that from or after the Effective Time: (a) Article I of the Certificate of Incorporation shall be amended so as to read in its entirety as follows:

            "The name of the Corporation is Matria Healthcare, Inc."

                                    ARTICLE 2
                              CONVERSION OF SHARES

      2.1 CAPITAL STOCK. Subsidiary has authorized capital stock consisting of One Thousand (1,000) shares of $0.01 par value common stock (the "Subsidiary Common Stock"), of which One Hundred (100) shares are issued and outstanding. The Subsidiary Common Stock is vested with all of the voting rights in Subsidiary. HOLDCO owns 100% of the issued and outstanding shares of Subsidiary Common Stock.

      2.2 OUTSTANDING STOCK AFTER MERGER. At the Effective Time, all issued and outstanding shares of Subsidiary Common Stock shall be canceled and retired, and no payment shall be made with respect thereto.

      2.3 TREASURY. At the Effective Time, each authorized but unissued share of the Subsidiary Common Stock then held in the treasury of Subsidiary shall be canceled and retired, and no payment shall be made with respect thereto.

      2.4 HOLDCO STOCK. Each and every share of HOLDCO stock issued and outstanding immediately prior to the Effective Time shall continue unchanged and shall evidence the same number of shares of capital stock of the Surviving Corporation.

                                    ARTICLE 3
                                   TERMINATION

      Anything herein or elsewhere to the contrary notwithstanding, this Plan may be terminated and abandoned by appropriate action of either Subsidiary or HOLDCO at any time prior to the Effective Time.

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                                    ARTICLE 4
                             ASSETS AND LIABILITIES

      At the Effective Time, title to all of the assets of Subsidiary shall be vested in the Surviving Corporation without reservation or impairment, and the Surviving Corporation shall be responsible, to the extent provided by the DGCL, for all of the obligations and liabilities of Subsidiary.

                                    ARTICLE 5
                                  MISCELLANEOUS

      5.1 NOTICES. All notices, requests, and other communications hereunder shall be in writing and shall be sent by hand delivery, by certified or registered mail, return receipt requested, or by a recognized national overnight courier service as set forth below:

      If to Subsidiary:   Matria Mergeco, Inc.
                          1850 Parkway Place
                          Marietta, Georgia  30067
                          Attention:  General Counsel

      If to HOLDCO:       Matria Holding Company, Inc.
                          1850 Parkway Place
                          Marietta, Georgia  30067
                          Attention:  General Counsel

      5.2 ENTIRE AGREEMENT. This Plan constitutes the entire agreement and understanding concerning the subject matter hereof between the parties hereto. This Plan may not be modified or amended, except by a writing executed by both parties hereto.

      5.3 BINDING EFFECT. This Plan shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

      5.4 COUNTERPARTS. This Plan may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

      5.5 GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware.